Exhibit 10.31

MEXICANS & AMERICANS TRADING TOGETHER, INC.
5150 N. Loop 1604 West
San Antonio, TX 78249

July 19, 2011, as amended
and restated as of September 15, 2011

Quepasa Corporation
324 Datura Street, Suite 114
West Palm Beach, Florida 33401

Amended and Restated Commitment Letter

Ladies and Gentlemen:

Reference is made to that certain Commitment Letter dated July 19, 2011 (the “Original Commitment Letter”). We understand that Quepasa Corporation, a Nevada corporation (“QPSA”), desires to acquire Insider Guides, Inc. (the “Target”) pursuant to an Agreement and Plan of Merger, as amended by Amendment No. 1 thereto, dated as of the date hereof (the “Amendment”), true, correct and complete copies of which, including the exhibits and schedules thereto, and the other agreements referred to therein, are attached as Exhibit A hereto (such Agreement and Plan of Merger, as amended by the Amendment, the “Merger Agreement,” and such transaction, the “Merger”).  We also understand that the Merger is to be effected by the merger of the Target with and into IG Acquisition Company, a newly formed Delaware corporation and wholly owned subsidiary of QPSA (“Merger Sub”), with Merger Sub as the surviving corporation.  Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  The Original Commitment Letter is hereby amended and restated in its entirety as set forth in this Amended and Restated Commitment Letter (this “Commitment Letter”), is hereby superseded in its entirety by this Commitment Letter and is of no further force or effect.  From and after the date of this Commitment Letter, references to the Original Commitment Letter shall be deemed to refer to this Commitment Letter.

1.   Commitment.  Please be advised that subject to the satisfaction of the conditions set forth below, Mexicans & Americans Trading Together, Inc., a Delaware corporation (“MATT”), hereby undertakes to provide, or cause to be provided, directly or indirectly to QPSA, $5,000,000 of equity financing (the “Commitment”) through the purchase of shares of common stock of QPSA (the “Common Stock”) solely for the purpose of funding a portion of the aggregate consideration to be paid to Target’s shareholders (the “Sellers”) in connection with the Merger.  The purchase price for the Common Stock to be purchased with the Commitment shall be the lesser of:  (a) $4.82 per share of Common Stock and (b) 85% of the average closing price of a share of Common Stock during the twenty (20) trading days ending with the trading day immediately prior to the Effective Time.  In addition, the purchaser of the Common Stock shall receive registration rights, as set forth in greater detail on Exhibit B hereto.

2.   Conditions.  The obligation of MATT to fund the Commitment shall be subject to:  (a) the execution and delivery of definitive documentation satisfactory to MATT in respect of the purchase of Common Stock and the related registration rights, on the terms set forth in this Commitment Letter and on other terms and conditions typical for transactions of this type and satisfactory to MATT, it being understood that the Common Stock shall be purchased pursuant to a securities purchase agreement no less favorable to MATT than the Company’s securities purchase agreement dated December 14, 2010; (b) the approval of the Financing Transaction by the stockholders of QPSA to the extent required by the rules and regulations of the New York Stock Exchange; (c) the satisfaction or waiver (with the written consent of MATT) of each of the conditions set forth in Articles VI and VII of the Merger Agreement (other than Section 6.6 of the Merger Agreement solely with respect to, and to the extent of, the Commitment); and (d) the closing of the Merger pursuant to and in accordance with the terms of the Merger Agreement, with no amendment, modification or waiver of the Merger Agreement without the written consent of MATT.

3.   Termination.  The obligation of MATT to fund the Commitment shall terminate automatically and immediately upon the earliest to occur of (a) closing of the Merger; (b) the termination of the Merger Agreement, (c) any amendment, modification or waiver of the Merger Agreement without the consent of MATT, (d) the execution of legally binding, definitive documentation for a Financing Transaction that does not include the Commitment; and (e) the Outside Date.

4.   Relationship of Parties; Absence of Fiduciary Relationships.  QPSA agrees that MATT is acting, and will act, under this Commitment Letter as an independent contractor and not as a fiduciary, advisor or agent of QPSA.  Nothing in this Commitment Letter shall be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between MATT and its affiliates, on the one hand, and QPSA or its management, stockholders, creditors or affiliates or any other person, on the other hand.  QPSA acknowledges and agrees that (a) the transactions contemplated by this Commitment Letter are arm’s-length commercial transactions, (b) in connection therewith and in the process leading to such transactions, MATT is acting solely as a principal and not as fiduciary, agent or advisor of QPSA or its management, stockholders, creditors or affiliates or any other person, (c) MATT has not assumed a fiduciary, advisory, agency or similar responsibility or relationship in favor of QPSA or its management, stockholders, creditors or affiliates or any other person with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such relationship has existed or is currently existing); and (d) QPSA has consulted its own legal and financial advisors to the extent QPSA has deemed appropriate. QPSA further acknowledges and agrees that QPSA is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. QPSA agrees that it shall not claim that MATT has rendered advisory services of any nature or in any respect, or owes a fiduciary, agency or similar duty to QPSA or its management, stockholders, creditors or affiliates or any other person, in connection with such transactions or the process leading thereto.  For the avoidance of doubt, for purposes of this Commitment Letter, QPSA shall be deemed to not be an affiliate of MATT.

5.   No Obligation As Shareholder.  Nothing contained in this Commitment Letter shall constitute an obligation of MATT to vote any of its existing shares of Common Stock or other securities of QPSA in connection with the Merger, shall bind MATT to any of the provisions of the Merger Agreement or shall in any way limit MATT in its capacity as a stockholder of QPSA.

6.   Confidentiality.  Prior to any disclosure of this Commitment Letter by MATT, this Commitment Letter shall be treated as confidential and is being provided to QPSA solely in connection with the Merger.  This Commitment Letter may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of MATT.  Notwithstanding the foregoing, this Commitment Letter may be provided (a) to QPSA employees and advisors who have a need to know such information in connection with the Merger Agreement and the transactions contemplated thereby, (b) to the Target, subject to the terms of a confidentiality agreement reasonably acceptable to MATT and of which MATT is made a third party beneficiary, and (c) as required by applicable law.

7.   Indemnification.  To induce MATT to enter into this Commitment Letter, QPSA shall indemnify and hold harmless MATT, its affiliates (including, but not limited to, any Permitted Assignee(s)), the respective stockholders, members, directors, officers, partners, agents and employees of MATT and its affiliates, and any person controlling MATT or any of its affiliates (collectively, “Indemnified Persons”) from and against, and QPSA agrees that no Indemnified Person shall have any liability to QPSA or its owners, parents, affiliates, security holders or creditors for, any costs, losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Liabilities”) related to or arising out of the Commitment, MATT’s performance thereof or any other action MATT is requested to take in connection with the Commitment or this Commitment Letter, except that this clause shall not apply to any Liabilities to the extent that they are finally determined by a court of competent jurisdiction to have resulted primarily from the bad faith of such Indemnified Person.  If any Indemnified Person becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of QPSA, Target or Sellers in connection with or as a result of the Commitment, MATT’s performance thereof or any other action MATT is requested to take in connection with the Commitment or this Commitment Letter, QPSA also agrees to reimburse such Indemnified Persons for their expenses (including, without limitation, reasonable legal fees and other costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the indemnification provision of this Section 7) as such expenses are incurred. QPSA’s obligations pursuant to this Section 7 shall inure to the benefit of any successors, assigns, heirs and personal representatives of each Indemnified Person and are in addition to any rights that each Indemnified Person may have at common law or otherwise.

8.   Fees and Expenses.  QPSA shall pay all reasonable documented expenses incurred by MATT and its affiliates (including the reasonable documented fees, expenses, charges and disbursements of counsel to MATT and its affiliates) in connection with the transactions contemplated hereunder and the preparation of this Commitment Letter and the definitive documentation in respect of the Commitment, regardless of whether the Merger is consummated.

9.   Participation Right.  To the extent QPSA obtains financing of all or a portion of the Cash Consideration in addition to the Commitment, MATT shall have the right to elect to invest the amount of the Commitment on the same terms as such additional financing.  To the extent QPSA proposes to obtain financing of all or a portion of the Cash Consideration without requiring MATT to invest the Commitment, QPSA shall provide MATT with a right of first refusal to provide up to one-half of such financing on the same terms and conditions as proposed by such third party.

10.            Assignability.  The rights and obligations under this Commitment Letter may not be assigned by either party hereto without the prior written consent of the other party hereto and any attempted assignment shall be null and void and be of no force or effect. Notwithstanding the foregoing, MATT may assign all or a portion of its obligation to fund the Commitment to one or more of its affiliates (each, a “Permitted Assignee”); provided, that, no such assignment shall relieve MATT of its obligations under this Commitment Letter. This Commitment Letter may be amended by the unilateral action of MATT solely to reflect the addition of one or more Permitted Assignees of all or a portion of MATT’s obligation to fund the Commitment.

11.            Amendments.  Except with respect to the addition of Permitted Assignees to this Commitment Letter as provided in Section 10, this Commitment Letter may not be amended, and no provision hereof waived or modified, except by an instrument signed by each of the parties hereto.

12.            Governing Law; Jurisdiction.  This Commitment Letter shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York applicable to contracts executed in and to be performed therein without regard to the conflicts of law principles thereof.  Any and all claims arising out of, relating to or in connection with the Commitment, this Commitment Letter or the subject matter hereof, shall be brought exclusively in the United States District Court for the Southern District of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”).  The parties hereby irrevocably submit to the personal jurisdiction of the Designated Courts, solely in respect of any such claims, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Designated Courts, that the venue thereof may not be appropriate or that this Commitment Letter may not be enforced in or by the Designated Courts.

13.            WAIVER OF JURY TRIAL.  THE PARTIES HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

14.            No Recourse; Remedies.  QPSA acknowledges and agrees that no person other than QPSA and MATT has any obligation hereunder and that no recourse shall be had hereunder or under any document or instrument delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation, against, and no personal liability shall attach to, any former, current or future equity holder, controlling person, director, officer, employee, attorney, agent, affiliate, general or limited partner, manager, member, representative or assignee of the undersigned, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law or otherwise.  The parties hereto waive any and all claims for incidental, consequential or punitive damages arising out of any breach of this Commitment Letter.

15.           Third-Party Beneficiaries.  This Commitment Letter shall be binding on MATT solely for the benefit of QPSA, and nothing set forth in this Commitment Letter shall be construed to confer upon or give to any other person (including, the stockholders of QPSA, Merger Sub or any of the Target and the Sellers and their respective affiliates) any benefits, rights or remedies under or by reason of, or any rights to enforce or cause QPSA to enforce, MATT’s obligation to fund the Commitment or any provisions of this Commitment Letter.  No person, including QPSA, the stockholders of QPSA, Merger Sub or any of the Target and the Sellers and their respective affiliates may assert any quasi-contract, reliance-based, tort-based or equitable theories of liability based on this Commitment Letter.  The Indemnified Persons are intended third party beneficiaries of the obligations of QPSA set forth in the section of this Commitment Letter titled Indemnification, and may enforce such provisions in their own name.  Each party hereto hereby agree that, except as set forth in the preceding sentence, any representations, warranties, covenants and agreements set forth herein are solely for the benefit of the parties hereto, in accordance with and subject to the terms of this Commitment Letter, and this Commitment Letter is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder or in respect hereof.

16.            Entire Agreement.  This Commitment Letter constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral (including, without limitation, the Original Commitment Letter), among the parties hereto with respect to the subject matter hereof.

17.           Counterparts.  This Commitment Letter may be executed in or more counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and same instrument.  Signatures delivered by facsimile, or as attachments to e-mails, shall be effective as originals.

18.           Expiration.  This Commitment Letter shall expire and be null and void if a signed counterpart of this Commitment Letter is not delivered to MATT by 5:00 p.m. Eastern time on September 16, 2011.  By its signature below, QPSA agrees to be bound by all of the terms of the conditions of this Commitment Letter, and represents and warrants that this Commitment Letter is a legal, valid and binding obligation of QPSA enforceable in accordance with its terms, and that this Commitment Letter has been approved by a majority of the members of QPSA’s board of directors excluding those directors who are affiliated with, or have other conflicting relationships with, MATT and its affiliates.

Signature page follows.

Very truly yours,

MEXICANS & AMERICANS TRADING TOGETHER, INC.

By: /s/ Andres Gonzalez-Saravia Coss Name: Andres Gonzalez-Saravia Coss Title: President

ACKNOWLEDGED AND AGREED:

QUEPASA CORPORATION

By: /s/ Michael Matte Name: Michael Matte Title: CFO

[SIGNATURE PAGE TO AMENDED AND RESTATED COMMITMENT LETTER]

Exhibit A

Merger Agreement

Exhibit B

Registration Rights

QPSA shall grant MATT and its Permitted Assignee(s) customary registration rights with respect to all shares of Common Stock and shares of Common Stock issuable upon conversion or exercise of other securities of QPSA held by them after giving effect to the funding of the Commitment and the closing of the Merger, including, but not limited to:  (i) two demand registration rights; (ii) unlimited piggyback rights (which rights shall provide for pro rata participation with holders of shares of Common Stock registered pursuant to rights under the Sale Rights Agreement); and (iii) unlimited S-3 or equivalent rights.  For the avoidance of doubt, such registration rights shall be no less favorable to MATT and its Permitted Assignee(s) than the rights provided to MATT under that certain Registration Rights Agreement made as of October 17, 2006 by and between QPSA and MATT.